UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2017

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01.                                        Regulation FD Disclosure.

Alexandria Real Estate Equities, Inc. (the “Company) previously provided guidance for, among other things, funds from operations (“FFO”) and earnings per share (“EPS”), for the Company’s fiscal year ending December 31, 2017 in its Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission. On March 9, 2017, the Company filed a preliminary prospectus supplement relating to the offer and sale of shares of common stock (the “Offering”) pursuant to an effective registration statement on Form S-3 (333-207762). In connection with the Offering, the Company hereby updates its guidance for FFO and EPS (diluted). A copy of the 2017 updated guidance is attached hereto as Exhibit 99.1 and incorporated herein by reference. The updated guidance, including Exhibit 99.1, shall be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934.

Item 8.01.                                        Other Events.

Recent Developments

Pending and Recent Property Acquisitions

Pending Acquisition of 303 Binney Street

In January 2017, we entered into a definitive purchase and sale agreement to acquire a building and three land parcels in the East Cambridge submarket of Greater Boston for a purchase price of $80.3 million.  We expect to complete the acquisition in March 2017 and lease the property back to the seller on a short-term basis. The property is currently entitled for the development of 163,399 square feet for office or office/laboratory use and the potential development of 45,626 square feet for residential use.  We expect to seek additional entitlements for office or office/laboratory use.

Pending Acquisition of Future Ground-up Development Site in San Francisco

In March 2017, we entered into a purchase and sale agreement to acquire a future ground-up development site ranging from 10.0 to 12.0 acres in our Greater Stanford submarket of San Francisco for a purchase price of $61.0 million. We expect to pursue aggregate entitlements ranging from 400,000 to 600,000 RSF for a multi-building development. We anticipate leasing the existing property back to the seller on a short-term basis until we obtain entitlements.

Acquisition of 88 Bluxome Street

In January 2017, we acquired land parcels aggregating 2.6 acres at 88 Bluxome Street in our Mission Bay/SoMa submarket of San Francisco for a purchase price of $130.0 million. We are currently obtaining entitlements for the development of this site and anticipate an aggregate of 1.1 million RSF to be available for construction of two buildings in separate phases. We have leased the property back to the seller until we obtain entitlements.

Acquisition of 49% Interest in 1455 and 1515 Third Street Real Estate Joint Venture

In November 2016, we acquired the remaining 49% interest in our real estate joint venture with Uber Technologies, Inc. (“Uber”) for $90.1 million. The real estate joint venture owned land parcels located at 1455 and 1515 Third Street and a parking garage structure in our Mission Bay/SoMa submarket of San Francisco. In connection with the acquisition of the remaining interest in the land and parking garage, we leased these assets to Uber for 75 years, beginning in November 2016. The $90.1 million purchase price includes $56.8 million payable in 2017.

Redemption of Series E Preferred Stock

In March 2017, we announced the redemption of all 5,200,000 outstanding shares of our 6.45% Series E Cumulative Redeemable Preferred Stock (the “Series E Preferred Stock”). The Series E Preferred Stock will be redeemed at a redemption price of $25.00 per share on April 14, 2017. As previously announced, the $0.403125 per share dividend on the Series E Preferred Stock for the first quarter of 2017 will be paid separately on April 17, 2017 to holders of record of the Series E Preferred Stock as of March 31, 2017.

Other recent developments

Novartis AG lease extensions

In January 2017, we executed lease extensions with Novartis AG aggregating 302,626 RSF at 100 and 200 Technology Square in our Cambridge submarket of Greater Boston, at average rental rate increases of 42% and 20% (cash), respectively.

Annual Base Rent from Investment-Grade Tenants Update

In February 2017, Takeda Pharmaceutical Company Limited (“Takeda”) acquired ARIAD Pharmaceuticals, Inc. Takeda holds investment-grade ratings of A1 (Moody’s) and A+ (S&P). If the acquisition had been completed as of December 31, 2016, 53% of our annual revenue would have been from investment-grade tenants and 81% of our annual rental revenue from our top 20 tenants would have been from investment-grade tenants.

Issuance of Unsecured Senior Notes

In March 2017, we issued and sold $425.0 million aggregate principal amount of our 3.95% senior notes due 2028 (the “Notes”), in a registered public offering. The net proceeds of $420.3 million from the sale of the Notes were used to reduce outstanding borrowings under our unsecured senior line of credit and for general corporate purposes. The Notes are fully and unconditionally guaranteed, on a senior basis, by Alexandria Real Estate Equities, L.P., our operating partnership.

Partial Repayment of 2019 Unsecured Senior Bank Term Loan

In February 2017, we repaid $200.0 million of our 2019 unsecured senior bank term loan and reduced the total outstanding balance from $400.0 million to $200.0 million.

Upgrade in Credit Rating

In February 2017, Standard & Poor’s Global Ratings upgraded our corporate credit rating to BBB/Stable from
BBB-/Positive.

The information contained in this Item is being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                        2017 updated guidance issued by Alexandria Real Estate Equities, Inc. on March 9, 2017.

The exhibit referenced herein provides a reconciliation of FFO per share, a non-GAAP measure, to earnings per share, the most directly comparable GAAP measure, as well as other key assumptions included in our guidance for the year ended December 31, 2017. Our expected sources and uses of capital are subject to a number of variables and uncertainties, including those discussed under the “Forward-looking statements” section under Part I and the “Risk Factors” section under Item 1A of our annual report on Form 10-K for the year ended December 31, 2016, and in subsequent quarterly reports on Form 10-Q.  We expect to update our forecast of sources and uses of capital on a quarterly basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: March 9, 2017	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer